SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

Filed by the Registrant [X]

Filed by a Party other than the [_]

Registrant

Check the appropriate box:

[_]       Preliminary Proxy Statement

[_]       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_]       Definitive Proxy Statement

[X]       Definitive Additional Materials

[_]       Soliciting Materials under Rule 14a-12

BNY Mellon Variable Investment Fund
BNY Mellon Appreciation Fund, Inc.
BNY Mellon Worldwide Growth Fund, Inc.
BNY Mellon Investment Funds IV, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[_]       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)       Title of each class of securities to which transaction applies:

(2)       Aggregate number of securities to which transaction applies:

(3)       Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously.

Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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BNY Mellon Funds

Sub-advised by Fayez Sarofim &Co.

PLEASE REVIEW

Dear Shareholder:

As we recently informed you in separate proxy materials, Mr. Fayez Sarofim, the founder and controlling shareholder of Fayez Sarofim & Co. ("Sarofim & Co."), passed away on May 28, 2022. Sarofim & Co. currently serves as the sub- investment adviser for each of BNY Mellon Appreciation Fund, Inc., BNY Mellon Variable Investment Fund-Appreciation Portfolio, BNY Mellon Tax Managed Growth Fund and BNY Mellon Worldwide Growth Fund, Inc. (each, a "Fund"). Mr. Fayez Sarofim's passing caused a "change in control" of Sarofim & Co., which triggered an assignment and automatic termination of each Fund's then-existing sub-investment advisory agreement with Sarofim & Co., effective as of May 28, 2022 (the "Effective Date"). To enable Sarofim & Co. to continue to provide sub-investment advisory services to each Fund after the Effective Date, the Fund's Board approved an interim sub-investment advisory agreement, which did not require shareholder approval before it went into effect on the Effective Date, and a new sub-investment advisory agreement, which requires approval by the Fund's shareholders before it can go into effect. As to each Fund, as required pursuant to applicable regulations, the interim sub-investment advisory agreement expires upon the earlier of 150 days after the Effective Date or upon shareholder approval and effectiveness of the new sub-investment advisory agreement. Therefore, as to each Fund, the Board has called a special joint meeting of shareholders of the Funds (the "Special Meeting") to seek shareholder approval of the new sub-investment advisory agreement in order to ensure that Sarofim & Co. can provide uninterrupted service as sub-adviser to the Fund. Sarofim & Co. has served as each Fund's sub-adviser since the Fund's inception.

The Special Meeting will be held on October 4, 2022 at 10:00 a.m., Eastern Time, in order for Fund shareholders to consider approving the new sub-advisory agreements with Sarofim & Co. for the Funds. The new sub-investment advisory agreement for each Fund is substantially similar in material respects to the prior sub-investment advisory agreements for the Fund and each Fund’s investment strategy. management policies, sub-investment advisory fee and portfolio managers (with the exception of Mr. Fayez Sarofim) will not change in connection with the implementation of the new sub-investment advisory agreement. BNY Mellon Investment Adviser, Inc. will continue to serve as each Fund's investment adviser.

WHAT DO WE NEED FROM YOU?

In order to ensure that Sarofim & Co. can continue to provide uninterrupted services as the sub-adviser to each Fund, each fund and its shareholders need to approve the new sub-investment advisory agreement at the Special Meeting. Please also note that each Fund’s shareholder base is made up of thousands of investors just like yourself, which makes your vote even more important no matter how many shares you own. Accordingly, your vote is critical to the approval of this proposal.

PLEASE VOTE. Utilize one of the Convenient options listed here:

VOICE YOUR SAY ON THIS MATTER NOW.

1. BY PHONE. You may cast your vote by telephone by calling the toll-free number listed on the enclosed proxy card and following the prerecorded information, or 1-866-796-7181 to cast your vote with a live proxy specialist, quickly and easily.

2. INTERNET. You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy card and following the instructions on the website.

3. VIA MAIL. You may cast your vote by mail by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided

For further information about the Special Meeting, the proposal and how to vote or to obtain a copy of the Joint Proxy Statement, you can go to www.im.bnymellon.com/us/en/individual/resources/proxy-materials.jsp or reach us at 866-796-7181 between the hours of 9:00 a.m. and 10:00 p.m., Eastern Time, Monday through Friday and Saturday 10:00 a.m. to 6 p.m., Eastern Time.

We greatly appreciate your consideration and investment with the BNY Mellon Family of Funds. Sincerely,

David DiPetrillo

President

BNY Mellon Family of Funds